UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 16, 2013

FORTINET, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1090 Kifer Road
Sunnyvale, CA 94086
(Address of principal executive offices, including zip code)
(408) 235-7700
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On April 16, 2013, the board of directors (the “Board”) of Fortinet, Inc. (the “Company”) appointed Ahmed Rubaie, 46, to serve as Chief Financial Officer and Chief Operating Officer of the Company, effective on April 16, 2013. Prior to joining the Company, Mr. Rubaie served as Executive Vice President and Chief Financial Officer of Ariba, Inc., a cloud-based business-to-business commerce company, from August 2008 until its acquisition by SAP America, Inc. in September 2012. From December 2000 to July 2008, Mr. Rubaie held various senior finance positions at Avery Dennison Corporation, a global labeling and packaging materials and solutions company. Prior to Avery Dennison, Mr. Rubaie held various positions at BHP Billiton plc, a large natural resource company, and spent six years in public accounting with both Coopers & Lybrand and Deloitte & Touche. Mr. Rubaie holds a B.A. in Economics and Management from Albion College and a J.D. from University of Detroit Mercy School of Law.

There are no arrangements or understandings between Mr. Rubaie and any other persons pursuant to which he was appointed as a Chief Financial Officer and Chief Operating Officer, no family relationships among any of our directors or executive officers and Mr. Rubaie and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Offer Letter

The Company entered into an employment offer letter with Mr. Rubaie dated April 16, 2013 (the “Offer Letter”). The Offer Letter has no specified term, and Mr. Rubaie’s employment with the Company will be on an at-will basis.

Base Salary and Bonus. For general retention purposes, Mr. Rubaie will receive an annual base salary of $400,000. He will also be eligible for an annual bonus pursuant to the Company’s Bonus Plan with a target amount equal to 75% of his base salary. In addition, Mr. Rubaie will receive a one-time sign-on bonus of $150,000. The sign-on bonus is subject to Mr. Rubaie’s completion of two years of employment with the Company such that if Mr. Rubaie were to voluntarily leave before completing two years of employment (except in the case of a voluntary termination for Good Reason (as defined in the Change of Control Severance Agreement described below)) he would repay the Company a pro-rated amount of the bonus based on the length of his actual employment with the Company.

Equity Award. Mr. Rubaie will receive 125,000 restricted stock units (“RSUs”). The RSUs will vest over four years, with 25% of the RSUs vesting on the one-year anniversary of the vesting commencement date, May 1, 2013, and one-twelfth (1/12th) of the remaining RSUs vesting on each subsequent quarterly vesting date thereafter subject to continued services to the Company through each quarterly vesting date.

Change of Control Severance Agreement

In addition to the Offer Letter described above, the Company and Mr. Rubaie entered into a Change of Control Severance Agreement, dated April 16, 2013 (the “Severance Agreement”), under which he may receive certain benefits upon certain terminations of employment, provided that he has provided the Company with an executed release of claims and subject to non-solicitation and non-competition for a period of twelve months to the extent permitted by applicable law. This agreement provides that, if Mr. Rubaie’s employment is terminated without Cause (as defined in the Severance Agreement), or if he terminates his employment with the Company for Good Reason (as defined in the Severance Agreement), prior to, or absent, a Change of Control (as defined in the Severance Agreement) or after twelve months following a Change of Control, he will be entitled to a severance payment equal to twelve months of base salary (at the rate in effect immediately prior his termination), twelve months of benefits for him and/or his eligible dependents and he will receive an additional twelve months of vesting credit under any unvested equity awards measured from the date of termination. If Mr. Rubaie’s employment is terminated without Cause, or if he terminates his employment with the Company for Good Reason, within twelve months following a Change of Control, he will receive a severance payment equal to twelve months of his base salary (at the rate in effect immediately prior to the Change of Control or his termination, whichever is greater), twelve months of benefits for him and/or his eligible dependents, and the unvested portion of his equity awards will immediately vest and become exercisable in full and, to the extent applicable, the Company’s right of repurchase or reacquisition with respect to such awards will lapse. In the event any payment to him is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), (as a result of a payment being classified as a parachute payment under Section 280G of the Code), he will be entitled to receive such payment as would entitle him to receive the greatest after-tax benefit of either the full payment or a lesser payment which would result in no portion of such severance benefits being subject to excise tax.

The foregoing descriptions of the Offer Letter and Severance Agreement are qualified in their entirety by reference to the text of the Offer Letter and Severance Agreement, which are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The Company also intends to enter into its standard form indemnification agreement with Mr. Rubaie, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-161190), filed with the Securities and Exchange Commission on August 10, 2009 (the “Registration Statement”).

(d) Election of Directors

On April 16, 2013, the Board appointed Ming Hsieh to serve as a director of the Company, effective immediately. Mr. Hsieh will serve as a Class I director whose current term will expire at the Company’s 2013 annual meeting of stockholders. There is no arrangement or understanding between Mr. Hsieh and the Company or any other person pursuant to which he was selected as a director. Mr. Hsieh was appointed to the Audit Committee of the Board.

In connection with his appointment, Mr. Hsieh is being granted 20,000 RSUs that will vest over a 4-year period in accordance with the Company’s standard non-employee director compensation policy, which is described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 27, 2012.

The Company also intends to enter into the Company’s standard form of indemnification agreement and change of control agreement for non-executive directors with Mr. Hsieh, which are filed as Exhibits 10.1 and 10.11, respectively, to the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1	Offer Letter, dated as of April 16, 2013, between Registrant and Ahmed Rubaie.
99.2	Change of Control Severance Agreement, dated as of April 16, 2013, between Registrant and Ahmed Rubaie.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: April 19, 2013	By:	/s/ JOHN WHITTLE
John Whittle
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Offer Letter, dated as of April 16, 2013, between Registrant and Ahmed Rubaie.
99.2	Change of Control Severance Agreement, dated as of April 16, 2013, between Registrant and Ahmed Rubaie.